SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 20, 2009

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street,
Gulfport, Mississippi 39501
(Address of principal executive offices) (Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 — Entry into a Material Definitive Agreement.

On October 20, 2009, Hancock Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated, as managers for the several underwriters named in Schedule II of the Underwriting Agreement (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten offering of 4,300,000 shares of the Company’s Common Stock at a price to the public of $35.50 per share ($33.9025 per share, net of underwriting discounts and commissions).  In addition, the Company granted the Underwriters an option to purchase up to 645,000 additional shares of Common Stock from the Company at the offering price, less underwriter discounts and commissions, within 30 days. The Underwriters exercised this option in full on October 21, 2009.

The shares of common stock have been registered under the Securities Act of 1933 (the “Securities Act”) pursuant to Registration Statement on Form S-3 (Registration No. 333-162560), as supplemented by the Prospectus Supplement dated October 20, 2009.  Closing of the sale of the shares of Common Stock is scheduled for October 26, 2009.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

1.1
Underwriting Agreement, dated October 20, 2009, by and among Hancock Holding Company, Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated, as managers for the several underwriters named in Schedule II of the Underwriting Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 22, 2009

HANCOCK HOLDING COMPANY
(Registrant)

		By:	/s/ Paul D. Guichet
Paul D. Guichet
Vice President
Investor Relations